Exhibit 99.1

United States Diesel-Heating Oil Fund, LP

Monthly Account Statement

For the Month Ended January 31, 2015

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(465,989)
Unrealized Gain (Loss) on Market Value of Futures	342,682
Dividend Income	59
Interest Income	29
ETF Transaction Fees	350
Total Income (Loss)	$(122,869)

Expenses
Professional Fees	$5,262
General Partner Management Fees	1,785
SEC & FINRA Registration Expense	620
Brokerage Commissions	413
Prepaid Insurance Expense	52
NYMEX License Fee	45
Non-interested Directors' Fees and Expenses	29
Total Expenses	8,206
Expense Waiver	(5,972)
Net Expenses	$2,234
Net Income (Loss)	$(125,103)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 1/1/15	$3,229,063
Additions (50,000 Shares)	958,139
Net Income (Loss)	(125,103)

Net Asset Value End of Month	$4,062,099
Net Asset Value Per Share (200,000 Shares)	$20.31

To the Limited Partners of United States Diesel-Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2015 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Diesel-Heating Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612